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                                                                 EXHIBIT 10.H2



                           RESOLUTION ADOPTED BY THE
                             BOARD OF DIRECTORS OF
                                 THE DIAL CORP
                                AUGUST 18, 1994


      RESOLVED, that the 1983 Stock Option and Incentive Plan of the Corporation is amended as follows, effective August 1, 1994:

      Section 3 shall be amended to read in its entirety as follows:

      3. ADMINISTRATION. The Plan shall be administered by the Executive Compensation Committee (the "Committee") of the Board or such other committee of the Board, composed of not less than two disinterested persons (as defined in Rule 16b-3 (c) (2), as promulgated by the Securities and Exchange Commission (the "Commission" under the Securities Exchange Act of 1934 (the "Exchange Act" or any successor definition adopted by the Commission). Except as limited by the express provisions of the Plan, the Committee shall have sole and complete authority and discretion to: (i) select Participants and grant Awards; (ii) determine the number of shares to be subject to types of Awards generally, as well as to individual Awards granted under the Plan; (iii) determine the terms and conditions upon which Awards shall be granted under the Plan; (iv) prescribe the form and terms of instruments evidencing such grants; and (v) establish from time to time regulations for the administration of the Plan, interpret the Plan, and make all determinations deemed necessary or advisable for the administration of the Plan.

      Sections 4, 6, 7, 9 and 11, regarding the grant and terms of awards shall be amended to substitute the word
      "Committee" for "Board" wherever it appears.

      The first clause in Section 11(c) shall be replaced with the following clause:

      Each certificate issued in respect of shares of Restricted Stock awarded under the Plan shall be registered in the name of the Participant and deposited by the Participant except as otherwise set forth in the agreement referred to in paragraph (d) of this Section
      11,


      The following sentence shall be added to Section 15:

      Notwithstanding the above provisions of this Section 15, a Participant holding a Nonqualified Stock Option and a related Limited Stock Appreciation Right and/or a related Stock Appreciation Right may designate as the transferee of any such Option or Right, at the discretion of the Committee, any member of such Participant's "Immediate Family" (as defined in Rule 16a, as promulgated by the Commission under the Exchange Act) or a trust whose beneficiaries are members of such Participant's Immediate Family, without payment of consideration, to have the power to exercise such Option or Right, and be subject to all the conditions of such Option or Right prior to such designation, such power to exercise to become effective only in the event that such Participant shall die prior to exercising such Option or Right.